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                                                                       EXHIBIT 5


John P Sheridan
Vice President - Corporate Legal
One Detroit Center
500 Woodward Avenue, 33rd Floor
Detroit, Michigan 48226


                               December 13, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: COMERICA INCORPORATED - REGISTRATION STATEMENT ON FORM S-8

Dear Sir/Madam:

I am Vice President and counsel to Comerica Incorporated, a Delaware corporation (the "Company"). This opinion is being rendered with respect to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act"), as amended, 100,000 shares of the Company's Common Stock, $5.00 par value (the "Shares"), which will have attached to them rights (the "Rights") to acquire Series C Preferred Stock or, under certain circumstances, Common Stock or other assets, all as more fully described in that certain Rights Agreement and the amendment thereto incorporated by reference into the Registration Statement as Exhibits 4.3 and 4.4, respectively (collectively, the "Rights Agreement"), between the Company and Comerica Bank, as Rights Agent. The Shares and the Rights are to be issued under the Metrobank 1982 Stock Option Plan (the "Plan") which was assumed by the Company in connection with its acquisition of the Metrobank, a California banking corporation. I have examined such certificates, instruments, and documents and reviewed such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, I advise you that, in my opinion:

        1. The Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

        2. The Rights have been duly authorized and, when issued in accordance with the terms of the Plan and the Rights Agreement, will be legally issued.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

        /S/ John P. Sheridan

John P. Sheridan, Esquire
Vice President
Comerica Incorporated
Detroit, Michigan 48226
(313) 222-6160

JPS/tkw




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